SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           UNION ACCEPTANCE CORPORATION
                (Name Of Registrant As Specified In Its Charter)

                          UNION ACCEPTANCE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                   [UAC LOGO]
                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219
                                 (317) 231-6400


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On November 16, 1999

         Notice is hereby given that the Annual Meeting of Shareholders of Union Acceptance Corporation (the "Company") will be held at 250 North Shadeland Avenue, Indianapolis, Indiana, on Tuesday, November 16, 1999, at 10:00 A.M., Indianapolis time.

         The Annual Meeting will be held for the following purposes:

         1. Election of Directors. Election of seven directors of the Company for terms to expire in 2000.

         2. Ratification of Auditors. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year 2000.

         3. Approval of Incentive Stock Plan. Approval of the adoption of the Union Acceptance Corporation 1999 Incentive Stock Plan reserving 300,000 shares of Class A Common Stock.

         4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on September 10, 1999, are entitled to vote at the meeting or any adjournment thereof.

         We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

         A copy of our Annual Report for the fiscal year ended June 30, 1999, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                             By Order of the Board of Directors,



                                             /s/ John M. Stainbrook
                                             John M. Stainbrook, President and
                                             Chief Executive Officer

Indianapolis, Indiana
October 18, 1999

         IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   [UAC LOGO]
                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219
                                 (317) 231-6400

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                November 16, 1999

         This Proxy Statement is being furnished to the holders of Class A Common Stock, without par value (the "Class A Common Stock"), and to the holders of Class B Common Stock, without par value (the "Class B Common Stock") of Union Acceptance Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 A.M., Indianapolis time, on November 16, 1999, at the Company's headquarters located at 250 North Shadeland Avenue, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about October 18, 1999.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (250 North Shadeland Avenue, Indianapolis, Indiana 46219) written notice thereof,
(ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only shareholders of record at the close of business on September 10, 1999 (the "Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,101,616 shares of the Class A Common Stock and 8,150,266 shares of Class B Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes at the Annual Meeting in respect of the election of directors. On all other matters to be presented at the Annual Meeting, each share is entitled to one vote.

         The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of the Voting Record Date, by each person who is known by the Company to own beneficially 5% or more of either Class A Common Stock or Class B Common Stock. Unless otherwise indicated, based on information furnished by such owners, the named beneficial owners have sole voting and dispositive power with respect to the shares reported, subject to community property laws where applicable.



                                            Number of Shares                     Number of~Shares of                     Percentage
                                           of Class A Common   Percentage of        Class B Common       Percentage of      of
Name and Address                           Stock Beneficially     Class A         Stock Beneficially        Class B        Voting
of Beneficial Owner                              Owned        Common Stock (1)          Owned          Common Stock (2)   Power (3)
--------------------------------           ------------------ ----------------   -------------------   ----------------  ----------
Elizabeth W. Chapman (4) (5) (6)                 10,777            0.16%              1,410,885             17.31%           (3)
c/o Barrett & McNagny
215 East Berry Street, P.O. Box 2263
Fort Wayne, Indiana  46801-2263

Frances W. LeMay Trust (7)                        ---               ---                488,658               6.00%          5.33%
c/o Fort Wayne National Bank
110 West Berry Street
Fort Wayne, Indiana  46802

Rhinehart Family Partnership, L.P. (8)            ---               ---               1,719,851             21.10%           (3)
11409 Creekwood Drive
Fort Wayne, Indiana  46804-9051

Richard D. Waterfield (5)(9)(10)(11)             62,910            1.23%              7,203,008             88.38%         78.68%
Waterfield Mortgage Company, Incorporated
7500 W. Jefferson
Fort Wayne, Indiana  46804

Monarch Capital Management, Inc. (12)           633,057            13.24%                ---                  ---           1.47%
127 W. Berry Street, Suite 402
Fort Wayne, IN  46802

Fifth Third Bancorp (12)                        513,400            10.06%                ---                  ---           1.12%
38 Fountain Square Plaza
Cincinnati, OH  45263

Susan Lee Hanzel (12)                           331,857            6.50%                 ---                  ---           0.72%
4612 Craftsbury Circle
Fort Wayne, IN  46818

John M. Eggemeyer, III (12) (13)                695,400            13.63%                ---                  ---            ---
6051 El Tordo Rancho
Santa Fe, CA  92067

William J. Ruh (12) (13) (14)                   700,650            13.73%                ---                  ---            ---
6051 El Tordo Rancho
Santa Fe, CA  92067

Michael G. & Shelley L. Stout (12)              375,770            7.37%                 ---                  ---            ---
609 Hampshire Court
Carmel, IN  46032
--------------------

(1)    Based upon 5,101,616 shares of Class A Common Stock outstanding.

(2) Based upon 8,150,266 shares of Class B Common Stock outstanding. Shares of Class B Common Stock convert automatically on a share for share basis into shares of Class A Common Stock upon transfer.

(3) Based upon one vote for each of the 5,101,616 shares of Class A Common Stock outstanding and five votes per share for each of the 8,150,266 shares of Class B Common Stock outstanding. Shares beneficially owned by persons for whom no voting power is indicated are held in the Voting Trust described below in note 9.

(4) Ms. Chapman owns indirectly all 1,410,885 shares of Class B Common Stock held of record by the Voting Trust described below in note 9. Ms. Chapman may also be deemed to own beneficially 8,210 shares of Class A Common Stock owned of record by Howard L. Chapman, her husband, but disclaims beneficial ownership of such shares.

(5) Includes 8,210 shares of restricted Class A Common Stock issued to non-employee directors pursuant to the Incentive Stock Plan.

(6) Includes 2,567 shares of Class A Common Stock controlled by Ms. Chapman and held of record by the Waterfield Foundation Inc., of which shares Ms. Chapman disclaims beneficial ownership.

(7)    Fort Wayne National Bank is the trustee of the Frances W. LeMay Trust.

(8)    Held of record by the Voting Trust described below in note 9.

(9) Includes 3,269,573 shares of Class B Common Stock beneficially owned by Mr. Waterfield and held of record by a voting trust created under agreement dated as of June 10, 1994, as amended (the "Voting Trust"), of which 433,821 shares are owned beneficially by a limited partnership of which Mr. Waterfield is General Partner. Also includes 3,926,635 additional shares of Class B Common Stock held by Mr. Waterfield as trustee of the Voting Trust, which additional shares are owned beneficially by Elizabeth W. Chapman, Frances W. LeMay, Rhinehart Family Partnership, L.P., Linco & Co., Jerry D. Von Deylen, Donald A. Sherman, and certain family members of Mr. Waterfield and the foregoing persons. The term of the Voting Trust expires in June 2004.

(10) Includes 1,000 shares of Class A Common Stock and 6,800 shares of Class B Common Stock held in a limited partnership of which Mr. Waterfield is General Partner.

(11)   Includes  2,567,  2,567  and  10,566  shares  of  Class  A  Common  Stock controlled by Frances W. LeMay, Elizabeth W. Chapman and Richard D. Waterfield, respectively, which are held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of such shares.

(12) Based solely on the shareholder's report on Form 13G or Form 13D received by the Company.

(13) Per Form 13D filing received by the Company, 695,400 shares of Class A Common Stock held of record by various entities in which Mr. Eggemeyer and Mr. Ruh are partners or officers.

(14) Includes 5,250 shares of Class A Common Stock owned by members of Mr. Ruh's family.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors has seven members. In June 1999, the Board of Directors reduced the number of directors from eight to seven upon the resignation of Howard L. Chapman from the board. The Company's Articles of Incorporation provide that members of the Board of Directors are to be elected for a term of one year and until their successors are elected and qualified. The nominees for director are John M. Davis, Fred M. Fehsenfeld, Jr., Donald A. Sherman, John M. Stainbrook, Jerry D. Von Deylen, Richard D. Waterfield, and Thomas M. West. Each of the nominees is a current director of the Company. If elected by the shareholders at the Annual Meeting, the terms of the nominees will expire at the 2000 Annual Meeting of Shareholders.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following table sets forth certain information regarding the nominees for election as a director, including the number and percent of shares of Class A Common Stock and Class B Common Stock beneficially owned by such persons as of the Voting Record Date. The table also sets forth the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by certain executive officers of the Company and by all directors and certain executive officers of the Company as a group.


                                                      Number of Shares                        Number of Shares
                                                     of Class A Common      Percentage of     of Class B Common     Percentage of
Name and Address                     Director of     Stock Beneficially        Class A       Stock Beneficially        Class B
of Beneficial Owner                 Company Since          Owned          Common Stock (1)          Owned         Common Stock (2)
-------------------------------     -------------    ------------------   ----------------   ------------------   ----------------
Nominee:
John M. Davis (3)                       1994               14,873               0.29%                ---                 ---
Fred M. Fehsenfeld (3)                  1994               11,710               0.23%                ---                 ---
Donald A. Sherman (3)                   1994              218,210               4.28%              50,000               0.61%
John M. Stainbrook (6)                  1994              116,037               2.25%                ---                 ---
Jerry D. Von Deylen (4)(6)              1994               97,812               1.89%              155,790              1.91%
Richard D. Waterfield (3)(5)(7)(8)      1994               62,910               1.23%             7,203,008            88.38%
Thomas M. West (3)                      1994               36,210               0.71%                ---                 ---

Other Executive Officers:
David S. Nash (6)                                          20,700               0.40%                ---                 ---
Chief Credit Officer
and Vice President

Rick A. Brown (6)                                          23,500               0.46%                ---                 ---
Chief Financial Officer,
Treasurer and Secretary

Maureen A. Schoch (6)                                      18,580               0.36%                ---                 ---
Chief Operations Officer
and Assistant Secretary

All directors and executive
officers as a group                                        620,542             11.77%          7,408,798              90.90%
(10 persons)
-------------------------

(1) Based upon 5,101,616 shares of Class A Common Stock outstanding and options exercisable by above officers and directors within 60 days.

(2) Based upon 8,150,266 shares of Class B Common Stock outstanding. Shares of Class B Common Stock convert automatically on a share for share basis into shares of Class A Common Stock upon transfer.

(3) Includes 8,210 shares of restricted Class A Common Stock issued to non-employee directors pursuant to the Incentive Stock Plan.

(4) Includes 97,468 shares of Class B Common Stock held by Union Federal Savings Bank of Indianapolis as custodian for Mr. Von Deylen's individual retirement account, of which 50,000 shares are held of record by the Voting Trust.

(5) Includes 3,269,573 shares of Class B Common Stock beneficially owned by Mr. Waterfield and held of record by a voting trust created under agreement dated as of June 10, 1994, as amended (the "Voting Trust"), of which 433,821 shares are owned beneficially by a limited partnership of which Mr. Waterfield is General Partner. Also includes 3,926,635 additional shares of Class B Common Stock held by Mr. Waterfield as trustee of the Voting Trust, which additional shares are owned beneficially by Elizabeth W. Chapman, Frances W. LeMay, Rhinehart Family Partnership, L.P., Linco & Co., Jerry D. Von Deylen, Donald A. Sherman, and certain family members of Mr. Waterfield and the foregoing persons. The term of the Voting Trust expires in June 2004.

(6)    Includes options for 77,812,  54,000, 13,500, 13,500 and 13,500 shares of
       Class A Common Stock granted to Mr. Von Deylen, Mr. Stainbrook, Mr. Brown, Mr. Nash and Ms. Schoch, respectively, under the Incentive Stock Plan which are currently exercisable in accordance with their terms. Does not include shares of Class A Common Stock reserved for issuance upon exercise of other options granted to such individuals which are not exercisable within 60 days.

(7) Includes 1,000 shares of Class A Common Stock and 6,800 shares of Class B Common Stock held in a limited partnership of which Mr. Waterfield is General Partner.

(8)    Includes  2,567,  2,567  and  10,566  shares  of  Class  A  Common  Stock controlled by Frances W. LeMay, Elizabeth W. Chapman and Richard D. Waterfield, respectively, which are held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of such shares.

         Mr. Von Deylen (age 57) was appointed Chairman of the Board of the Company upon its formation. He has served as President of Union Federal Savings Bank of Indianapolis ("Union Federal") since 1987 and was recently appointed Chairman of the Board. Mr. Von Deylen joined Union Federal as a Director and Executive Vice President in 1984, after participating in the acquisition of Union Federal Savings and Loan Association by an affiliate of Waterfield Mortgage Company, Incorporated ("WMC"), for which he served as Controller from 1983-1984. Between 1963 and 1983, Mr. Von Deylen held positions with First Federal Savings and Loan of Ft. Wayne, Indiana, including Vice President and Treasurer. Mr. Von Deylen also holds positions with various affiliates of Union Federal and WMC.

         Mr. Stainbrook (age 51) was named President of the Company upon its formation, was appointed to the Board of Directors in May 1994 and was appointed Chief Executive Officer in 1998. Beginning January 1986, he served as the Senior Vice President of Union Federal's Consumer Lending Department, where he held primary management and budgetary authority with respect to the indirect retail automobile financing operations of Union Federal. Before coming to Union Federal in 1986, Mr. Stainbrook was Vice President of Indirect Lending for Merchants National Bank and Trust Company of Indianapolis, Indiana (now National City Bank, Indiana) for fifteen years, working primarily in the area of indirect consumer lending.

         Mr. Waterfield (age 54) served as Chairman of Union Federal from September 1984 to May 1999. Mr. Waterfield also served as Chairman of WMC, a mortgage banking company and parent of Union Federal, from 1980 to May 1999. Mr. Waterfield now serves as Vice Chairman of WMC, is a director of Union Federal, and also holds positions with various affiliates of those entities. He has been a director of the Company since its formation.

         Mr. Davis (age 47) has served as Vice President, General Counsel and Secretary of IWC Resources Corporation ("IWC") and its subsidiary, the Indianapolis Water Company since July 1993. IWC is a subsidiary of NISOURCE, Inc., a publicly traded utility holding company. He also serves as a director of Waterway Holdings, Inc., another subsidiary of IWC, and the Indiana Railroad Company, a subsidiary of CSX Transportation Company. He was previously a tax partner at KPMG Peat Marwick LLP (now KPMG LLP), Indianapolis, from June 1974 to June 1993. He has been a director of the Company since June 1994.

         Mr. Fehsenfeld (age 48) was named to the Company's Board of Directors in June 1994. Since 1989, he has served as managing trustee of the Heritage Group, a family-owned holding company with interests in road construction, environmental management, oil refining and aggregate production.

         Mr. Sherman (age 48) has served on the Company's Board of Directors since its formation. He has served as Executive Vice President of Union Federal since July 1990, has served on its board of directors since September 1984 and was recently appointed Vice Chairman. Mr. Sherman is President and was recently appointed CEO and Chairman of WMC. He holds positions with various other affiliates of Union Federal and WMC and also serves as a director for Pursell Industries, Inc., a manufacturer and distributor of lawn and garden fertilizers.

         Mr. West (age 59) was named to the Company's Board of Directors in June 1994 and has been a member of the board of directors of Union Federal since April 1992. Mr. West served for over thirty years in various management and executive positions with Lincoln National Reinsurance Cos. and its affiliates, most recently serving as President and Chief Executive Officer of Lincoln National Reinsurance Cos. until late 1994. Mr. West serves as President of West Consult Corp., a privately-owned investment and consulting company. In March 1999, Mr. West was appointed Chairman, CEO and President of the General & Cologne Life RE of America. From September 1997 through March 1999, Mr. West was a director and officer of the funding and securitization subsidiaries of the Company.

         Mr. Nash (age 36) was named Vice President-Lending Operations of the Company upon its formation and was appointed Chief Credit Officer in 1998. Mr. Nash joined Union Federal in 1988 as a sales representative. He also served as Assistant Vice President-Dealer Banking and Vice President-Dealer Banking. Between 1986 and 1988, Mr. Nash worked as a field/sales representative for Pat Ryan & Associates, in which capacity he worked with retail automobile dealers to improve sales techniques and profitability, especially in their finance and insurance departments.

         Mr. Brown (age 36) was named Treasurer and Chief Financial Officer of the Company upon its formation. He was appointed Secretary in 1998 and also serves as a Vice President of the Company. A certified public accountant, Mr. Brown served as Assistant Controller for Union Federal since coming to the bank in 1990. From 1988 to 1990, he was a senior auditor for Greenwalt Sponsel & Co., Inc., an accounting firm in Indianapolis, Indiana. Mr. Brown worked for Ernst and Young LLP, formerly Arthur Young & Co., from 1986 to 1988 as both a staff assistant and a senior auditor.

         Ms. Schoch (age 38) was named Vice President of Operations and Servicing of the Company upon its formation, was named Assistant Secretary during 1994, and was appointed Chief Operations Officer in 1998. In May 1986 she joined Union Federal as Senior Operations Assistant. She also served as Assistant Manager of Direct Lending, Internal Loan Review Manager and Assistant Vice President of Operations and Servicing. From 1984 until 1986, she was employed at Merchants National Bank and Trust Company of Indianapolis, Indiana (now National City Bank, Indiana) in their indirect lending area.

         Mr. Timothy I. Shaw (age 35) was named Vice President of Management Information Systems ("MIS") of the Company upon its formation. He was appointed Chief Information Officer of the Company in 1998. Mr. Shaw joined Union Federal in December 1990 as a Systems Developer. He also served as Assistant Vice President of MIS for Union Federal responsible for company-wide MIS operations. Mr. Shaw was the head of Systems Design for DNA Software Company from 1989 to 1990 and worked for Kimmerling, Myers & Co. from 1986 to 1989, where he was responsible for their MIS division beginning in 1987.

         THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDER MEETING.

Meetings and Committees of the Board of Directors

         During the fiscal year ended June 30, 1999, the Board of Directors of the Company met five times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Company's Audit Committee is responsible for: recommending the appointment of the Company's independent accountants; meeting with the independent accountants to outline the scope and review the results of the annual audit; and reviewing with the internal auditor the systems of internal control and audit reports. The current members of this committee are Messrs. Davis, Sherman and West. The Committee met six times, including teleconferences, during fiscal 1999.

         The Compensation Committee of the Board of Directors is comprised of Messrs. Davis, Fehsenfeld and Waterfield. The Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Union Acceptance Corporation 1994 Incentive Stock Plan ("1994 Plan") and 1999 Incentive Stock Plan ("1999 Plan") and has certain responsibilities for the Company's bonus plan for senior officers of the Company. During fiscal 1999, the Compensation Committee held two meetings and took other actions by written consent.


                MANAGEMENT REMUNERATION AND RELATED TRANSACTIONS

Report of the Compensation Committee:

The  objectives  of  the  Compensation   Committee  with  respect  to  executive
compensation are the following:

         (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

         (2) reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives and to enhance shareholder value; and

         (3) align the interests of the executive officer with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

         At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

         Base Salary. The base salary levels of the Company's executive officers, including Mr. Stainbrook's, are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated finance companies, with a particular view to parameters of salaries paid to executives holding similar positions in companies within WMC and affiliated entities. In determining base salaries, including Mr. Stainbrook's, the Compensation Committee also takes into account individual performance and experience.

         Bonus Plan. Prior to fiscal 1998, the Company's bonus plan for executive officers (other than Mr. Von Deylen) provided for bonuses payable quarterly if return on equity was equal to or exceeded a threshold level established by the Compensation Committee. A targeted bonus factor was established for each executive officer each year by the Compensation Committee to be applied to the amount by which return on equity exceeded the targeted level to determine the officer's bonus. The targeted return on equity was not reached for fiscal 1997. The named executive officers had received quarterly bonus payments for the first three quarters of fiscal 1997. Such payments were not earned after giving effect to the Company's results for the full fiscal 1997 year. Rather than offset such payments against future bonuses to which the officers will become entitled, the Compensation Committee determined to offset those bonuses to the extent that a participating Executive Officer (other than Mr. Von Deylen) purchases shares of Company common stock in the open market with his or her own funds. Each of those officers purchased shares sufficient to satisfy the foregoing offset as of June 30, 1999.

         Beginning in fiscal 1998, the Compensation Committee authorized a modified bonus plan for the executive officers (other than Mr. Von Deylen). Such plan continues to provide for a bonus factor for each officer to be applied to the amount by which return on equity exceeds a targeted level. The Company will keep an accounting of each officer's earned bonus amount. After each fiscal quarter, 25% of the officer's positive account balance will be paid to the officer as bonus and the balance will be deferred on an unfunded basis with interest. At the end of the fiscal year, 100% of the officer's positive account balance will be paid to the officer as a bonus. Any positive balance will be paid if the officer leaves the Company, but is subject to forfeiture if the officer is employed by a competitor or is terminated for cause. The Committee believes this modified arrangement will serve the objective of retaining senior management, as well as help avoid the need for a future offset for negative adjustments such as that encountered in fiscal 1997.

         Mr. Von Deylen is compensated by an annual bonus payment equal to 1.5% of the Company's net earnings. Mr. Von Deylen did not receive any regular salary nor any director compensation during fiscal 1999.

         Stock Options and Restricted Stock. The Union Acceptance Corporation 1994 Incentive Stock Plan ("1994 Plan") is the Company's long-term incentive plan for directors, executive officers and other key employees. The objectives of the 1994 Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Class A Common Stock. The 1994 Plan authorizes the Compensation Committee to award executive officers and other key employees incentive and non-qualified stock options and restricted shares of Class A Common Stock.

         In June 1999, the Board of Directors approved the Union Acceptance Corporation 1999 Incentive Stock Plan ("1999 Plan"), subject to shareholder approval, as hereinafter discussed.

         A total of 500,000 shares of Class A Common Stock has been reserved for issuance under the 1994 Plan, of which options for 415,015 shares of Class A Common Stock were granted to senior officers and other management employees through fiscal 1999 as follows: Mr. Von Deylen, 138,750; Mr. Stainbrook, 78,500; Mr. Nash, 20,000; Mr. Brown, 20,000; Ms. Schoch, 20,000; and 90 other officers and key employees as a group, 137,765. In addition, each of the non-employee directors of the Company was awarded 937 shares of restricted Class A Common Stock under the Incentive Stock Plan upon consummation of the offering, and a total of 7,273 shares at the Company's subsequent Annual Meetings. Mr. Stainbrook's and Mr. Von Deylen's stock option grants have been determined in order to create a substantial incentive of both executives to work toward the continued success of the Company and in recognition of the important leadership role each has played and will continue to play in the establishment and development of the Company.

         To date, the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's remuneration will exceed $1 million per year. The 1994 Plan has been structured so that option awards should qualify as performance-based compensation excluded from the $1 million limit.

         The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interest of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. The Committee believes that compensation levels for the year ended June 30, 1999, for executives, and for Mr. Stainbrook in particular, adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members
                             -----------------------
                                  John M. Davis
                             Fred M. Fehsenfeld, Jr.
                              Richard D. Waterfield

         Compensation Committee Interlocks and Insider Participation. During fiscal 1999, the directors named above were the members of the Compensation Committee of the Board of Directors. No members of the Compensation Committee have any interlocks required to be reported.

Remuneration of Named Executive Officers.
         The following table sets forth for each of the Company's last three fiscal years information with respect to the Company's Chief Executive Officer and the four most highly compensated individuals serving as an executive officer whose aggregate salary and bonus for fiscal year 1999 exceeded $100,000.

                           Summary Compensation Table

                                                                       ANNUAL COMPENSATION

                                                                                         LONG TERM
                                               FISCAL                               COMPENSATION AWARDS         ALL OTHER
NAME & PRINCIPAL POSITION                      YEAR         SALARY      BONUS (2)      OPTIONS/SARS          COMPENSATION (1)
---------------------------------------        ------      ---------    ---------   -------------------      ----------------
John M. Stainbrook                             1999        $325,000     205,000               -                    7,418
Chief Executive Officer and President          1998         300,000           -            10,000                  6,734
                                               1997         200,000           -             6,000                  2,375

David S. Nash                                  1999         195,000      55,000               -                    7,418
Chief Credit Officer and Vice President        1998         170,000           -             5,000                  6,573
                                               1997         125,769           -             2,500                  4,771

Rick A. Brown                                  1999         175,000      55,000               -                    7,189
Chief Financial Officer, Treasurer, and        1998         150,000           -             5,000                  6,274
Secretary                                      1997          93,077           -             2,500                  3,526

Maureen A. Schoch                              1999         150,000      55,000               -                    6,084
Chief Operations Officer and                   1998         125,000           -             5,000                  3,620
Assistant Secretary                            1997          87,064           -             2,500                    -

Jerry D. Von Deylen                            1999               -     214,860            25,000                    -
Chairman                                       1998          50,000           -            10,000                    -
                                               1997          50,000      74,010            10,000                    -

---------------
(1) Represents the Company's 25% match up to 6% of employee deferrals of currently earned income into the Waterfield Plan, and any discretionary profit sharing contributions made by the Company to the Waterfield Plan.

(2) No bonus was earned for 1998 or 1997 because the Company did not reach targeted return on equity. Unearned quarterly payments were made to the executive officers in 1997 aggregating $412,934, $56,250, $42,000 and $38,250 for Mr. Stainbrook, Mr. Nash, Mr. Brown and Ms. Schoch. In accordance with the management incentive plan, such unearned payments represented deficit balances in the executives' bonus accounts, subject to offset to the extent the executive purchased UAC stock of equivalent value. During fiscal 1999 the named executives effected stock purchases sufficient to offset such deficit balances.

Incentive Stock Plans

         The Union Acceptance Corporation 1994 Incentive Stock Plan ("1994 Plan") was approved by Union Federal as the Company's sole shareholder in June, 1994, prior to the Company's initial public offering. Options or other grants to be received by executive officers or other employees in the future are within the discretion of the Compensation Committee. Stock options granted under the 1994 Plan are exercisable at such times (not after ten years and one day from the date of the grant) and at such exercise prices (not less than 85% of the fair market value of the Class A Common Stock at date of grant) as the Committee determines and will, except in limited circumstances, terminate if the grantee's employment terminates prior to exercise.

         The following table sets forth information related to options granted during the fiscal year ended June 30, 1999, to each of the executive officers identified in the summary compensation table above.


                                                                                                      Potential Realized
                                                                                                       Value at Assumed
                                                            Individual Grants                           Annual Rates of
--------------------------------------------------------------------------------------------             Stock Price
                                              % of Total                                                Appreciation
                                           Options Granted     Exercise Price                          for Option Term
                             Options        To Employees        Per Share        Expiration       --------------------------
      Name                   Granted       in Fiscal Year       ($/Share)          Date                5%            10%
----------------------------------------------------------------------------------------------------------------------------
Jerry D. Von Deylen (1)       25,000             15.1%            $ 5.3125        11/19/2003        $83,525      $ 211,669
John M. Stainbrook               -                n/a               n/a            n/a                 n/a             n/a
David S. Nash                    -                n/a               n/a            n/a                 n/a             n/a
Rick A. Brown                    -                n/a               n/a            n/a                 n/a             n/a
Maureen A. Schoch                -                n/a               n/a            n/a                 n/a             n/a

(1) Mr. Von Deylen's option becomes exercisable in five annual installments. Excluding repriced options granted to non-executive officers during fiscal 1999, Mr. Von Deylen's option represented 51.3% of options granted during the fiscal year.

         The following table sets forth the number of shares covered by both exercisable and unexercisable stock options held by the individuals named above as of June 30, 1999. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares as of such date) which represent the spread between the exercise price of any such existing stock options and the market value of such stock as of such date.

                          FISCAL YEAR-END OPTION VALUES


                        Number of Shares Underlying             Value of Unexercised
                           Unexercised Option (1)             In-the-Money Options (2)
                         Exercisable   Unexercisable       Exercisable        Unexercisable
                         -----------   -------------       -----------        -------------
Jerry D. Von Deylen       58,125          80,625            $      -          $    42,188
John M. Stainbrook        39,500          39,000                   -                    -
David S. Nash              9,500          10,500                   -                    -
Rick A. Brown              9,500          10,500                   -                    -
Maureen A. Schoch          9,500          10,500                   -                    -

(1) One-half (52%) of Mr. Von Deylen's options and one-half (49%) of Mr. Stainbrook's options are non-qualified stock options.
(2) Based on market value of the Class A Common Stock of $7.00 per share at June 30, 1999.

Defined Contribution Plan

         Eligible employees of the Company, including its executive officers, currently may participate in the Waterfield Group Savings and Investment Plan, a 401(k) profit-sharing plan ("Waterfield Plan"). Under the Waterfield Plan, each participant is entitled to receive a matching contribution from the Company in an amount equal to 25% of the first 6% of the participant's own pre-tax contribution. In addition to the employer matching amounts, the Company may make discretionary profit-sharing contributions to the Waterfield Plan from time to time.

Compensation of Directors

         The 1994 Plan provides that each director of the Company who is not also an executive officer is automatically granted shares of Class A Common Stock with a fair market value of $15,000 following each annual meeting of shareholders. The 1999 Plan also provides for such automatic grants to the extent shares available under the 1994 Plan are exhausted. Shares so granted under the 1994 Plan have a six-month period of restriction during which they may not be transferred. Shares granted under the 1999 Plan will not be subject to such restriction.

         In addition to the annual grants of shares, the Company's non-employee directors are paid $8,000 per year plus $500 per board or committee meeting ($800 per meeting requiring out of town travel). They are also eligible for reimbursement of travel and similar expenses.

Comparative Stock Performance

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning August 2, 1995 and ending June 30, 1999, with the cumulative total return on the Nasdaq Stock Market(1) and the Company's peer group(2) for the period beginning August 2, 1995 and ending June 30, 1999, assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market and the Company's peer group on August 2, 1995, and reinvestment of all dividends.

                                [graph omitted]


                     8/2/95       6/28/96      6/30/97     6/30/98       6/30/99
                     ------       -------      -------     -------       -------
UAC                  100.00        96.88        65.33        50.00        43.75
Peer Group           100.00       124.32        73.46        44.47        62.29
NASDAQ Market        100.00       115.45       139.08       184.35       258.35



(1)    The Broad Market Index is the NASDAQ Market Index.

(2) The Peer Group is made up of the following securities: Arcadia Financial Ltd., ONYX Acceptance Corp., and WFS Financial, Inc.

Certain Transactions With Related Persons

         Union Federal is a federally chartered stock savings bank operating through offices in Indiana, with total assets of $2.0 billion at June 30, 1999. Jerry D. Von Deylen, Chairman of the Board of Directors of the Company, has served as President of Union Federal since 1987 and was recently appointed Chairman of the Board. Donald A. Sherman, a director of UAC, serves as Vice Chairman of the Board. Union Federal is owned by WMC. Based in Fort Wayne, Indiana, WMC is one of the largest privately-owned mortgage banking companies in the United States. Donald A. Sherman, is President, CEO, Chairman and a significant shareholder of WMC. Richard D. Waterfield and Jerry D. Von Deylen are also directors and shareholders of WMC.

         Prior Securitizations. In connection with Union Federal's transfer of certain assets to the Company and the Company's assumption of certain related liabilities (the "Business Transfer"), on January 1, 1995, Union Federal assigned to the Company its rights to future cash flows from Union Federal's then outstanding securitizations (Retained Interest in Securitized Assets). Through fiscal 1999, Union Federal continued to serve as master servicer on securitization transactions entered into prior to the Business Transfer. The Company entered into a General Subservicing Agreement with Union Federal pursuant to which Union Federal delegated to the Company the responsibilities for servicing outstanding securitizations effective with the Business Transfer on January 1, 1995. The Company received all regular servicing fees and excess servicing cash flows from Union Federal's prior securitizations. None of such prior securitizations remains outstanding.

         Certain Lease Arrangements. The Company's principal offices are located at 250 North Shadeland Avenue, Indianapolis, Indiana (the "Office Building"). The Office Building is owned by Shadeland Properties, LP, which is controlled by Richard D. Waterfield and members of his family. The Company has a lease for the above-referenced property. The lease term is seven years and six months, and commenced on November 1, 1995 (the "UAC Lease"). The UAC Lease was originally entered into with WMC. WMC assigned the Office Building and the UAC Lease to Shadeland Properties, LP during 1999. Under the UAC Lease, the Company is responsible for taxes, insurance and maintenance expenses and all other responsibilities relating to the Office Building, as if it were the owner of the Office Building during the term of the UAC Lease. The lease provides for a monthly rental payment of $75,943.

         The Company has entered into a sublease with Union Federal for 2,155 square feet of office space located at the Office Building. The sublease has a term of six years and nine months commencing on August 1, 1996, and provides for a monthly rental payment of $3,592. The Company remains responsible for all costs associated with the Office Building under the sublease.

         Ongoing Banking and Financial Services. Union Federal provides banking and related financial services to the Company and its subsidiaries on arm's-length terms. The Company is one of Union Federal's largest commercial customers. Such services include, without limitation, checking account services, lockbox services (including processing of checks and drafts drawn on the Company's accounts), and wire transfer services. The cost to the Company of these services, aggregated approximately $650,000 for the fiscal year ended June 30, 1999. In order to comply with Federal thrift regulations, Union Federal provides such services on terms that are no less favorable to Union Federal than arm's-length terms between independent parties.

         Union Federal and its affiliates continue to originate automobile loans directly with customers in the ordinary course of its business. The Company services certain consumer loans for Union Federal and its affiliates for an annual fee equal to one percent of the principal balance of the loans serviced. The portfolio of Union Federal loans serviced by the Company consists of fixed and variable rate loans on mobile homes, boats and autos, which portfolio was approximately $820,000 at June 30, 1999.

         Legal Services. The law firm of Barrett & McNagny regularly provides legal services to the Company. Fees for legal services paid to Barrett & McNagny during fiscal 1999 by the Company were approximately $461,000. Mr. Chapman, one of the Company's directors until June 1999, is a partner in such firm. Mr. Chapman's wife, Elizabeth Chapman, is the sister of Mr. Waterfield and a shareholder of the Company.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors proposes the ratification by the shareholders at the Annual Meeting the appointment of the accounting firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ended June 30, 2000.

         On February 25, 1999, the Company notified KPMG LLP that such firm was dismissed as its independent auditors as of such date. The audit reports of KPMG LLP on the Company's financial statements for the fiscal years ended June 30, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors. In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 1998 and 1997, and in the subsequent interim period through February 25, 1999, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in its report.

         On March 12, 1999, the Company engaged Deloitte & Touche to audit the Company's financial statements as of, and for the year ended June 30, 1999. The decision to appoint Deloitte & Touche was approved by the Audit Committee of the Board of Directors. Deloitte & Touche was not consulted by the Company as to the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company's financial statements during the last two fiscal years or subsequent interim period through March 12, 1999.

         A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

         RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST (IN PERSON OR BY PROXY) AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.


            PROPOSAL III - APPROVAL OF THE 1999 INCENTIVE STOCK PLAN

     Shareholders are being asked to approve the Union Acceptance Corporation 1999 Incentive Stock Plan (the "1999 Plan") at the 1999 Annual Meeting. The essential features of the 1999 Plan are summarized below, but the full text is set forth in Exhibit A to this Proxy Statement, and all statements made in the summary are qualified by reference to the full text of the 1999 Plan.

Purpose
     The purpose of the 1999 Plan is to provide to directors, officers and other key employees of the Company and its subsidiaries who are materially responsible for the management or operation of the Company and its subsidiaries and have provided valuable service to the Company, a favorable opportunity to acquire Class A Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and its subsidiaries and better enabling each entity to attract and retain capable executive personnel.

Administration
     The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Committee are designated from time to time by the Board of Directors. The 1999 Plan also empowers the full Board of Directors and a Special Option Committee to take action to grant options and awards under the Plan. The Special Option Committee is a committee of one or more directors designated by the Board of Directors which may include the Chairman or Chief Executive Officer; provided that such committee is not empowered to make grants exceeding 1000 shares nor grants to any person subject to reporting under
Section 16(a) of the Securities Exchange Act of 1934.

     For purposes of determining options and awards under the 1999 Plan, the Compensation Committee, the full Board of Directors, or the Special Option Committee are referred to as the "Committee". Consistent with the terms of the 1999 Plan, the Committee selects the individuals to whom options or cash awards will be granted, determines the time of grant, the number of shares or amount of any cash awards, the option price, the period during which an option may be exercised, the extent to which an option is an incentive stock option or a non-qualified stock option, and any other terms or conditions applicable to options granted. The Committee has full power to construe and interpret the 1999 Plan, to establish, amend, waive or rescind rules and regulations relating thereto, to accelerate the vesting of any stock options or cash awards made under the 1999 Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Committee.

Shares Subject to the 1999 Plan

     The Company has reserved 300,000 shares of its Class A Common Stock for issuance upon exercise of options and restricted share awards granted under the 1999 Plan. Shares issued under the 1999 Plan may be authorized but unissued shares or treasury shares of the Company. In the event of corporate changes affecting the Company's Class A Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Committee may make appropriate adjustments in the number and kind of shares reserved under the 1999 Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 1999 Plan. To date, 25,000 options have been granted under the 1999 Plan to officers and other key employees of the Company. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares will (unless the 1999 Plan shall have terminated) become available for issuance under the 1999 Plan.

Eligibility

     Awards may be granted under the 1999 Plan to directors, officers and other key employees of the Company or a subsidiary who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Company or a subsidiary and have provided valuable services to the Company or a subsidiary.

Terms of the Options
     Stock Option Price. At the time it grants an option, the Committee sets the price at which the shares may be purchased upon exercise of the option. The purchase price to be paid for shares of Class A Common Stock subject to an incentive stock option must not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may not award non-qualified stock options to eligible employees at a price less than 85% of the fair market value of such shares on the date of the grant. The option price is subject to adjustment by the Committee for corporate changes affecting the Company's outstanding shares of Class A Common Stock.

     Option Term. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten years. Options are subject to earlier termination. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Company may be granted at an option price no less than 110% of the market value of the stock on the date of grant and cannot be exercised beyond five years from the date of grant.

 Exercise of Option. The option price of each share of stock is to be paid in full at the time of such exercise. Payment may be made in cash. Under certain circumstances, the 1999 Plan permits optionees to deliver a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligations of the Company. Subject to prior approval by the Committee, payment of the option price may also be effected by tendering whole shares of the Company's Class A Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares.

     Termination of Options. Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionee's employment by the Company, all rights under any options granted to him but not yet exercised terminate thirty days after the optionee ceases to be an employee of the Company or any of its subsidiaries. If an optionee retires pursuant to any then existing pension plan of the Company, he may exercise any option granted to him in whole or in part within three months after his retirement whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment by the Company terminates by reason of permanent and total disability, he may exercise any option granted to him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Company or its subsidiaries, within three months after his retirement, or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     In the case of an option granted to a non-employee director, unless an earlier or later date of termination is specified by the Committee, such option will expire and terminate on the date one year following the optionee's resignation or removal or other discontinuance of service as a director (including discontinuance by reason of death); provided that in the event of the death of such optionee during the one year period following such date, the option shall be further extended and shall expire and terminate on the first anniversary of the optionee's date of death.

     Nontransferability of Option. Generally, an optionee may not transfer any options except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. During the lifetime of an optionee, only the optionee or his guardian or legal representative may exercise any options granted to him. Non-qualified stock options may be transferred to members of the optionee's immediate family, to trusts for the benefit of such immediate family members, and to trusts for the benefit of the optionee, to the extent permitted by the stock option agreement between the optionee and the Company.

     Maximum Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1999 Plan. In no event may any person be awarded more than 200,000 shares under the 1999 Plan.

Replacement and Extension of the Terms of Options and Cash Awards
     Surrender. The Committee from time to time may permit an optionee under the 1999 Plan or any other stock option plan adopted by the Company or any of its subsidiaries to surrender for cancellation any unexercised outstanding stock option and receive in exchange therefor an option for such number of shares of Class A Common Stock as may be designated by the Committee. Such optionees may also be granted related cash awards as described in the next paragraph.

     Cash Awards. The Committee may, at any time and in its sole discretion, grant to any optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount (cash award) which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon such optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

Restricted Share Awards

     The Committee may also grant restricted share awards of Class A Common Stock which entitle awardees to receive shares of Class A Common Stock. Each restricted share award will be subject to terms and conditions established by the Committee consistent with the provisions of the 1999 Plan.

     At the time of an award of restricted shares, the Committee may establish for each awardee a period during which, or at the expiration of which, the restricted shares shall vest. During this "restricted period," the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the awardee, except as otherwise set forth in the 1999 Plan. Subject to the restrictions set forth in the 1999 Plan, a holder of restricted shares generally has all the rights of a shareholder including, without limitation, dividend and voting rights. The Committee has the authority, in its discretion and when appropriate in light of changes in circumstances or tax law or other laws, to accelerate the time at which any or all of the restrictions will lapse prior to the expiration of the restricted period.

     If an awardee ceases to be an employee of the Company or ceases to be a non-employee director of the Company for any reason other than permanent and total disability or death, unless otherwise determined by the Committee and except as provided in any restricted share agreement evidencing the award, all restricted shares awarded to such awardee which remain subject to restrictions at the time of the cessation of employment or service shall be forfeited and returned to the Company. However, if an awardee ceases to be an employee of the Company or a non-employee director by reason of retirement pursuant to Company plans or policies, the Committee, in its sole discretion, may lift all or a portion of the restrictions on the restricted shares. Furthermore, unless the Committee shall have provided in the restricted share agreement evidencing the award for a ratable lapse of restrictions with respect to the shares during the restricted period, if the awardee ceases to be an employee of the Company or a non-employee director by reason of permanent or total disability or death, such portion of the restricted shares awarded to the awardee which is equal to the elapsed portion of the restricted period at the time of such cessation of employment or service shall be free of restrictions and shall not be forfeited.

     Restricted share awards may be evidenced by a restricted share agreement between the awardee and the Company. The certificate evidencing shares subject to a period of restriction must bear a restrictive legend set forth in the 1999 Plan and must be deposited with the Company until the lapse of the restrictions. At the time of an award of restricted shares, the Committee may, in its discretion, determine that the payment of dividends on such shares to the awardee shall be deferred (and held by the Company for the account of the awardee) until the earlier of the lapse of the restrictions on the shares or the forfeiture of the shares. In this event, interest shall be credited at the end of the year on the amount of the account existing at the beginning of the year at a rate determined by the Committee.

     The 1999 Plan also continues provision for the automatic grant of shares of Class A Common Stock to each non-employee director of the Company with a fair market value of $15,000 upon each non-employee director's re-election at each annual meeting of shareholders (valued at the fair market value price on the date of such annual meeeting.) Such grants will continue to be made automatically under the 1999 Plan to the extent shares are no longer available for such purpose under the 1994 Plan.

     Other  Provisions.   The  Committee  may  provide  for  such  other  terms,
provisions  and  conditions of an option as are not  inconsistent  with the 1999
Plan. The Committee may also prescribe, amend, waive and rescind rules and regulations relating to the 1999 Plan, accelerate the vesting of stock options under the 1999 Plan, and make all other determinations necessary or advisable in the administration of the 1999 Plan.

Amendment and Termination

     The Company's Board of Directors may terminate the 1999 Plan at any time and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the 1999 Plan. In any event, no incentive stock option may be granted under the 1999 Plan after July 1, 2009.

     The Company's Board of Directors may amend or modify the 1999 Plan from time to time, and, with the consent of the optionee, may amend the terms and provisions of his or her options, or cash awards, except that without the ratification of the holders of at least a majority of the shares of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof: (1) the number of shares of stock which may be reserved for issuance under the 1999 Plan may not be increased except for certain adjustments made in response to corporate changes (such as recapitalization, stock splits or stock dividends) that affect the nature of the shares of the Company; and (2) the class of persons to whom options, restricted shares, or cash awards may be granted under the 1999 Plan may not be expanded materially. No amendment of the 1999 Plan, however, may, without the consent of the awardees, make any changes in any outstanding options, restricted shares, or cash awards previously granted under the 1999 Plan which would adversely affect the rights of such awardees.

Federal Income Tax Consequences

     The grant of incentive and a non-qualified stock option under the 1999 Plan will have no immediate tax consequence to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability, the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on the optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company includes the amount in the recipient's gross income. The 1999 Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of an option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price, and (b) the gain realized upon the disposition of those shares. The Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Company includes the amount in the recipient's gross income. If the aforementioned spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 20%.

An award of restricted shares under the 1999 Plan would not normally be included in a optionee's gross income or be deductible by the Company for federal income tax purposes, as long as the shares granted are subject to forfeiture in the event a optionee terminates his employment during a period of restriction and assuming the optionee does not file a special election under Section 83(b) of the Code to have the shares taxed to him as of the date of grant. At the time the transfer restrictions lapse, the optionee would be deemed to have received ordinary income measured by the fair market value of the shares received at the time of lapse. The Company would be entitled to a federal income tax deduction at that time in the same amount. Income reporting is required as though cash compensation has been paid. If the payment of dividends has been deferred, holders of restricted shares will also recognize ordinary income equal to their dividends when such payments are received. Except for dividends on shares as to which a Section 83(b) election has been made, such dividends should also be deductible by the Company.

     Upon a sale of shares after the restrictions lapse, the optionee will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in other cases.

Recommendation of the Board of Directors
     The Board of Directors determined to adopt the 1999 Plan to provide means to grant additional stock options and awards to directors, officers and other key employees. The Board of Directors continues to believe that such equity-based awards provide the most direct link between management's performance incentive and the interests of shareholders. Of the 500,000 shares authorized under the existing 1994 Plan, options or awards for 499,275 shares have been granted and are outstanding. The Board of Directors believes adoption of the 1999 Plan is necessary and appropriate to provide for the Company's ongoing management compensation objectives.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 1999 PLAN. ADOPTION OF THE 1999 PLAN REQUIRES THE FAVORABLE VOTE OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

                              SHAREHOLDER PROPOSALS

         Any proposal that a shareholder wishes to have presented at the next Annual Meeting of the Company to be held in 2000 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of October 18, 2000. Any such proposal should be sent to the attention of the Secretary of the Company at 250 North Shadeland, Indianapolis, Indiana 46219.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of copies of such filings received by the Company, and certain representations of executive officers and directors respecting such matters, the Company believes that, for the fiscal year ended June 30, 1999, the Company's officers, directors and greater than 10% beneficial owners timely filed all required reports with the SEC pursuant to Section 16(a) of the 1934 Act.


                                  OTHER MATTERS

         Abstentions, broker non-votes (i.e. where brokers or nominees indicate they have not received instructions from the beneficial owner or other person entitled to vote shares with respect to a particular matter) and votes withheld will be included in the calculation of the presence of a quorum. Abstentions and broker non-votes are not counted for purposes of the election of directors or for purposes of approving other actions.

         Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Class A Common Stock and Class B Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                         By Order of the Board of Directors,


                                         /s/ John M. Stainbrook
                                         John M. Stainbrook, President and Chief
                                         Executive Officer

October 18, 1999

Exhibit A

                          UNION ACCEPTANCE CORPORATION

                            1999 INCENTIVE STOCK PLAN

         I. Purpose. The purpose of the Union Acceptance Corporation 1999 Stock Option and Incentive Plan (the "Plan") is to provide to directors, officers and other key employees of Union Acceptance Corporation (the "Company") and its majority-owned and wholly-owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries"), including, but not limited to, Union Acceptance Funding Corporation, UAC Securitization Corporation, Performance Funding Corporation, Performance Securitization Corporation, UAC Finance
Corporation, UAC Boat Funding Corp. and Circle City Car Company, who are materially responsible for the management or operation of the business of the Company or a Subsidiary and have provided valuable service to the Company or a Subsidiary, a favorable opportunity to acquire Class A Common Stock, without par value (the "Common Stock"), of the Company, thereby providing them with an increased incentive to work for the success of the Company and its Subsidiaries and better enabling each such entity to attract and retain capable executive personnel.

         II.      Administration of the Plan.

                  (a) The Committee. The Plan shall be administered, construed and interpreted by a committee consisting of at least two members of the Board of Directors of the Company, each of whom is a disinterested person within the meaning of the definition of that term contained in Reg. ss. 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The members of the Committee shall be designated from time to time by the Board of Directors of the Company. ("Committee" as used herein refers to the committee so designated, and, as the context requires, may also refer to the full Board of Directors or the Special Option Committee acting under Section 2(c).) In the absence of such designation, the Committee shall be the Compensation Committee of the Corporation as long as such committee shall consist solely of non-employee directors. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee.

                  (b) Authority of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

                           (i) the individuals ("Optionees or Awardees") to whom
                  options  or   successive   options,   cash  awards  or  shares
                  (collectively, "Awards") shall be granted under the Plan;

                           (ii) the time when Awards shall be granted hereunder;

                           (iii) the  number  of  shares  of Common  Stock to be
                  covered under each option and the amount of any cash awards;

                           (iv) the  number of shares to be subject to awards of
                  restricted shares;

                           (v) the option  price to be paid upon the exercise of
                  each option;

                           (vi) the period  within which each such option may be
                  exercised and the period of restriction for restricted share grants;

                           (vii) the  extent to which an option is an  incentive
                  stock option or a non-qualified stock option;

                           (viii) the terms and conditions  upon which awards of
                  restricted shares may be granted; and

                           (ix) the terms and conditions of the respective agreements by which Awards shall be evidenced.

The Committee shall also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any stock options or cash awards made hereunder, to amend the restrictions imposed on Awards of restricted shares made hereunder, and to make all other determinations necessary or advisable in the administration of the Plan.

                  (c) Special  Authority.  Notwithstanding  the above  paragraph
         2(b),

                           (i) The  full  Board  of  Directors  shall  have  the
                  special authority from time to time to grant awards and to make the determinations described in paragraph 2(b)(i)-(viii) with respect to such grants.

                           (ii) A special  option  committee  of the Board  (the
                  "Special Option Committee") shall have the special authority from time to time to grant options and to make the determinations described in paragraph 2(b)(i)-(viii) with respect to such options where the number of shares of Common Stock to be covered under the option is less than one thousand
                  (1000) and the Optionee is a person not subject to Section 16 of the 1934 Act. Such special committee shall consist of at least two (2) members of the Board of Directors of the Company. The member(s) of the special committee may be designated from time to time by the Board of Directors of the Company and may include the President or Chief Executive Officer of the Company.

         III. Eligibility. The Committee may, consistent with the purposes of the Plan, grant Awards to directors, officers and other key employees of the Company or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Company or of a Subsidiary and have provided valuable services to the Company or a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in ss. 425(d) of the Code) shares of stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. Subject to the foregoing and the provisions of Section 8 hereof, an Optionee, if he is otherwise eligible, may be granted additional Awards if the Committee shall so determine.

         IV. Stock Subject to the Plan. A total of 300,000 shares of Common Stock of the Company shall be reserved for issuance pursuant to Awards granted under the Plan. Such reserved shares may be authorized but unissued shares or treasury shares of the Company. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate or be surrendered for any reason without having been exercised in full, or if an award of restricted shares shall be forfeited, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan. Notwithstanding the forgoing, no Awardee shall be granted more than 200,000 shares of Common Stock under the Plan.

         V. Terms of Options. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

                  (a) Option Price. The price to be paid for shares of stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in the case of an incentive stock option shall not be less than the fair market value, as determined by the Committee consistent with Treas. Reg. ss. 20.2031-2 and any requirements of ss. 422A of the Code, of such stock on the date on which such option is granted; and provided, further, that the Committee may in no event award non-qualified stock options at a price less than 85% of the fair market value of the Common Stock on the date of grant, as determined by the Committee consistent with Treas. Reg. ss. 20.2031-2.

                  (b) Period for Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten (10) years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten (10) years. Options shall be subject to earlier termination as hereinafter provided.

                  (c) Exercise of Options. The option price of each share of stock purchased upon exercise of an option shall be paid in full at the time of such exercise. Payment may be made:

                           (i)      in cash;

                           (ii) if the  Optionee  may do so in  conformity  with
                  Regulation T (12 C.F.R. ss. 220.3(e)(4)) without violating ss. 16(b) or ss. 16(c) of the 1934 Act, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Company or any of its Subsidiaries, as specified in such notice; or

                           (iii) with the approval of the Committee, by tendering whole shares of the Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after the date of exercise of the option as prescribed by Treas. Reg. ss. 20.2031-2), provided if there were no sales during a reasonable period before and after the exercise date, the fair market value shall be determined by taking the mean between the bid and asked prices on the exercise date (or, if none, the weighted average of the means between the bid and asked prices on the nearest trading date before and the nearest trading date after the exercise date on which bid and asked quotations exist) as reported in The Wall Street Journal or a similar publication selected by the Committee.

The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such installments at such times during their term as the Committee may determine. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of an option shall become exercisable, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of an option. Subject to the other provisions of this Plan, an option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Company, mailed to the attention of its Secretary, signed by the Optionee (or such other person or persons as shall demonstrate to the Company his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment in full in either cash or by check in the amount of the aggregate purchase price therefor, by delivery of the irrevocable broker instructions referred to above, or, if the Committee has approved the use of the stock swap feature provided for above, followed as soon as practicable by the delivery of the option price for such shares.

                  (d) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of stock subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Company shall pay cash in lieu thereof.

                  (e)      Termination of Option.

                           (i) In the case of an  Optionee  who is an  Employee,
                  unless an earlier or later date of termination is specified by the Committee, any option granted to an Optionee shall expire and terminate on the date thirty (30) days following Optionee's termination of employment for any reason other than retirement, disability or death. In the event of Optionee's termination of employment due to retirement, disability or death, any outstanding options shall become exercisable, whether or not the option was otherwise exercisable at the date of the Optionee's termination but shall expire as indicated in the following table.

-------------------------------------------------------------------------------
          Circumstance of                          Expiration Date
            Termination
-------------------------------------------------------------------------------
             Retirement                3 months after termination of employment

-------------------------------------------------------------------------------
        Disability or death             1 year after termination of employment
           while employed
-------------------------------------------------------------------------------
    Death within 3 months after               1 year after date of death
retirement OR within one year after
   termination due to disability
-------------------------------------------------------------------------------


                  (ii)     For purposes of this Plan,

                                    (x)  "Disability"  means permanent and total
                           disability as defined in ss. 22(e)(3) of the Code.

                                    (y)  "Retirement"  means such termination of
                           employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Company or a Subsidiary.

                                    (z)  Leave  of  absence   approved   by  the
                           Committee   shall   not   constitute   cessation   of
                           employment.

                           (iii) In the case of an Optionee who is a Non-employee Director, unless an earlier or later date of termination is specified by the Committee, any option granted to such an Optionee shall expire and terminate on the date one year following the Optionee's resignation or removal or other discontinuance of service as a director (including discontinuance by reason of death); provided that in the event of the death of such Optionee during the one year period following such date, the Option shall be further extended and shall expire and terminate on the first anniversary of the Optionee's date of death.

                           (iv) If the Optionee  dies prior to expiration of the
                  Option in accordance with the foregoing provisions, the option may be exercised by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution, whether or not the option was otherwise exercisable at the date of his death.

                           (v)  In  no   circumstances,   shall  the  Option  be
                  exercisable later than the date on which it would otherwise expire.

                  (f) Nontransferability of Option. No option may be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, and during the lifetime of the Optionee options shall be exercisable only by the Optionee or his guardian or legal representative; provided, however, that non-qualified stock options may be transferred to members of the Optionee's immediate family, to trusts for the benefit of such immediate family members, and to trusts for the benefit of the Optionee, to the extent permitted by the stock option agreement between the Optionee and the Company.

                  (g) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of the Company or its Subsidiaries or affect any rights of the Company, a Subsidiary, or the shareholders of the Company may have to terminate his service at any time.

                  (h) Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options (within the meaning of ss. 422A of the Code) are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company or its Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of ss. 422A of the Code.

                  (i) Agreement. Each option shall be evidenced by an agreement between the Optionee and the Company which shall provide, among other things, that, with respect to incentive stock options, the Optionee will advise the Company immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the option to the extent such sale or transfer takes place prior to the later of (a) two
         (2) years from the date of grant or (b) one (1) year from the date of exercise.

                  (j) Investment Representations. Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.

         VI. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under ss. 422A of the Code or non-qualified stock options. All options granted hereunder will be clearly identified as either incentive stock options or non-qualified stock options. In no event will the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person, provided, further, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

         VII. Share Awards. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of shares and, in addition to the terms and conditions contained in subsections (a) through (f) of this Section 7, to provide such terms and conditions (which need not be identical among Awardees) in respect of such Awards of shares, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in subsection (d) of this Section 7.

                  (a) At the time of an award of shares, the Committee may establish for each Awardee a period during which, or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in subsection (d) of this Section 7, shares awarded as restricted shares shall vest (the "Restricted Period"), and subject to any such other terms and conditions as the Committee shall provide, restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Awardee, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to subsections (c), (d) and (e) of this Section 7 and Section 8 hereof, the Awardee, as owner of such shares, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any restricted shares prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

                  (b) If an Awardee ceases to be an employee of the Company and the Subsidiaries or ceases to be a director who is not an employee of the Company or any of the Subsidiaries (a "Non-employee Director") for any reason other than permanent or total disability (within the meaning of ss. 22(e)(3) of the Code), or death, unless the Committee shall otherwise determine and provide in the agreement referred to in subsection (d) of this Section 7, all restricted shares awarded to such Awardee and which at the time of such cessation of employment or service are subject to the restrictions imposed by subsection (a) of this Section 7 shall upon such cessation of employment or service be forfeited and returned to the Company; provided, however, that if an Awardee ceases to be an employee of the Company or a Non-employee Director by reason of retirement pursuant to Company plans or policies, the Committee, in its sole discretion, may lift all or a portion of the restrictions of the restricted shares. Unless the Committee shall have provided in the agreement referred to in subsection (d) of this Section 7 for a ratable lapse of restrictions with respect to an Award of restricted shares during the Restricted Period, if an Awardee ceases to be an employee of the Company and the Subsidiaries or a Non-employee Director by reason of permanent or total disability (within the meaning of ss. 22(e)(3) of the Code), or death, such portion of such restricted shares awarded to the Awardee, which at the time of such cessation of employment or service are subject to the restrictions imposed by subsection (a) of this Section 7 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such cessation of employment or service, shall be free of restrictions and shall not be forfeited.

                  (c) Each certificate in respect of restricted shares awarded under the Plan subject to restriction under Section 7(a) shall be registered in the name of the Awardee and deposited by the Awardee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar legend:

                           "The  transferability  of  this  certificate  and the
                  shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Union Acceptance Corporation Incentive Stock Plan, and an Agreement entered into between the registered owner and Union Acceptance Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary of Union Acceptance Corporation, 45 North Pennsylvania Street, Indianapolis, Indiana 46204."

                  (d) At the time of an award of shares subject to restriction under Section 7(a), the Awardee shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award of restricted shares and such other matters as the Committee shall in its sole discretion determine.

                  (e) At the time of an award of restricted shares, the Committee may, in its discretion, determine that the payment to the Awardee of dividends declared or paid on such shares, or a specified portion thereof, by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under subsection
         (a) of this Section 7 or (ii) the forfeiture of such shares under subsection (b) of this Section 7, and shall be held by the Company for the account of the Awardee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

                  (f) At the expiration of any restrictions imposed by subsection (a) of this Section 7, the Company shall redeliver to the Awardee (or where the relevant provision of subsection (b) of this Section 7 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to subsection (c) of this Section 7 and the restricted shares represented by such certificate(s) shall be free of the restrictions referred to in subsection (a) of this Section 7.

                  (g) Each Non-employee Director who is elected as such at any annual shareholder meeting of the Company subsequent to the Public Offering or who continues to serve as a Non-employee Director following any such annual meeting shall receive on the date of such shareholder meeting an Award of shares equal to the number of shares of Common Stock determined by dividing $15,000 by the fair market value of one such share on the date of such annual meeting or the next preceding trading date if such date was not a trading date (rounded down to the nearest whole number); provided that each Award provided for by this sentence shall be reduced by the number of shares awarded to such Non-employee Director on such date under Section 7(g) of the Company's 1994 Incentive Stock Plan. If on any date in any given year the number of shares of Common Stock available for Awards under the Plan is insufficient to grant such Nonemployee Director entitled thereto such an Award of restricted shares, the shares available for such Awards shall be awarded ratably (to the nearest whole share) to each such Non-employee Director on such date.

         VIII. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Company, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and the Committee shall determine what changes, if any, are appropriate in the option price and restricted share price under and the number and kind of shares covered by outstanding Awards granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

         IX. Cash Awards. The Committee may, at any time and in its discretion, grant to any Optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount (cash award) which is intended to reimburse the Optionee for all or a portion of the federal, state and local income taxes imposed upon such Optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

         X. Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an Optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Company or any Subsidiary to surrender for cancellation any unexercised outstanding stock option and receive from his employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such Optionees also may be granted related cash awards as provided in Section 9 hereof.

         XI. Tax Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee or Awardee or his or her legal representative to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. If permitted by the Committee and pursuant to procedures established by the Committee, an Optionee or Awardee may make a written election to have shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg.ss.20.2031-2 sufficient to satisfy the applicable withholding taxes, withheld from the shares otherwise to be received upon the exercise of a non-qualified option or vesting of a restricted share Award.

         XII. Amendment. The Board of Directors of the Company may amend the Plan from time to time and, with the consent of the Optionee or Awardee, the terms and provisions of his or her Award, except that without the approval of the holders of at least a majority of the shares of the Company voting in person or by proxy at a duly constituted meeting or adjournment thereof:

                  (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in
         Section 8 hereof; and

                  (b) the classes of persons to whom Awards may be granted under the Plan shall not be expanded materially.

         No amendment of the Plan, however, may, without the consent of the Optionees or Awardees, make any changes in any outstanding Award theretofore granted under the Plan which would adversely affect the rights of such persons.

         XIII. Termination. The Board of Directors of the Company may terminate the Plan at any time and no Award shall be granted thereafter. Such termination, however, shall not affect the validity of any Award theretofore granted under the Plan. In any event, no incentive stock option may be granted under the Plan after the date which is ten (10) years from the effective date of the Plan or, if earlier, the date the Plan is approved by the Company's shareholders.

         XIV. Successors. This Plan shall be binding upon the successors and assigns of the Company.

         XV. Governing Law. The terms of any Awards granted hereunder and the rights and obligations hereunder of the Company, the Optionees and Awardees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

         XVI. Government and Other Regulations. The obligations of the Company to issue or transfer and deliver shares under Awards granted under the Plan or make cash awards shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

         XVII. Effective Date. The Plan shall be effective as of July 1, 1999; provided, however, that any grant of Awards pursuant to the Plan shall be subject to the approval of the Plan by the holders of at least a majority of the voting power of the shares of the Company entitled to vote thereon voting in person or by proxy at a duly constituted meeting or adjournment thereof, and any options granted pursuant to the Plan may not be exercised until the Board of Directors of the Company has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met.

PROXY                     UNION ACCEPTANCE CORPORATION                     PROXY
               Proxy Solicited on Behalf of the Board of Directors
            For The Annual Meeting of Shareholders-November 16, 1999


         The undersigned appoints Rick A. Brown and Melanie S. Otto, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the shares of Class A Common Stock of Union Acceptance Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders thereof to be held on November 16, 1999, or at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)


 -    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -

                          UNION ACCEPTANCE CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY 1999 [ ]

                                                  For      Withhold      For all
                                                  All         All        Except

1.     Election of Directors

       Nominees: J. Davis, F. Fehsenfeld, Jr.,    [ ]         [ ]          [ ]
                 J. Stainbrook, J. Von Deylen,
                 R. Waterfield, T. West

_________________________________
(Except nominee(s) written above
                                                        For   Against    Abstain

2.     Ratification of DeLoitte & Touche LLP as         [ ]     [ ]        [ ]
       auditors for fiscal 2000.

3.     Ratification of Union Acceptance Corporation     [ ]     [ ]        [ ]
       1999 Incentive Stock Plan


                                        The undersigned  acknowledges receipt of
                                        the   Notice   of  Annual   Meeting   of
                                        Shareholders and the Proxy Statement.

                                        Dated: ___________________________, 1999


                                        ________________________________________
                                        Signature



                                        ________________________________________
                                        Please  sign  exactly  as name  appears.
                                        Joint    owners    should    each   sign
                                        personally. Where applicable, Indicate your official position or representation capacity.


 -    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -
                              FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!



          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                     UNION ACCEPTANCE CORPORATION                     PROXY
               Proxy Solicited on Behalf of the Board of Directors
            For The Annual Meeting of Shareholders-November 16, 1999


         The undersigned appoints Rick A. Brown and Melanie S. Otto, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the shares of Class B Common Stock of Union Acceptance Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders thereof to be held on November 16, 1999, or at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)


 -    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -

                          UNION ACCEPTANCE CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY 1999 [ ]

                                                  For      Withhold      For all
                                                  All         All        Except

1.     Election of Directors

       Nominees: J. Davis, F. Fehsenfeld, Jr.,    [ ]         [ ]          [ ]
                 J. Stainbrook, J. Von Deylen,
                 R. Waterfield, T. West

_________________________________
(Except nominee(s) written above
                                                        For   Against    Abstain

2.     Ratification of DeLoitte & Touche LLP as         [ ]     [ ]        [ ]
       auditors for fiscal 2000.

3.     Ratification of Union Acceptance Corporation     [ ]     [ ]        [ ]
       1999 Incentive Stock Plan


                                        The undersigned  acknowledges receipt of
                                        the   Notice   of  Annual   Meeting   of
                                        Shareholders and the Proxy Statement.

                                        Dated: ___________________________, 1999


                                        ________________________________________
                                        Signature



                                        ________________________________________
                                        Please  sign  exactly  as name  appears.
                                        Joint    owners    should    each   sign
                                        personally. Where applicable, Indicate your official position or representation capacity.


 -    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -
                              FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!



          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.